EXHIBIT 10.3


                SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG


                          NORTHWEST ENERGY CORPORATION


                                  ENRON CORP.,


                            [COMMON STOCK PURCHASER],


                               [CLASS B PURCHASER]


                                       AND


                            [FELINE PRIDES PURCHASER]




                          DATED AS OF ___________, 200_


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1    Certain Defined Terms..........................................1
Section 1.2    Other Definitional Provisions..................................9

                                   ARTICLE II
                       CORPORATE GOVERNANCE OF THE COMPANY

Section 2.1    Board Representation..........................................10
Section 2.2    Initial Enron Representation..................................11
Section 2.3    Removal of Enron Designees....................................11
Section 2.4    Vacancies.....................................................11
Section 2.5    Resignation of Enron Directors................................12
Section 2.6    Available Financial Information...............................12
Section 2.7    Access........................................................12
Section 2.8    Consent Rights................................................14
Section 2.9    Actions Affecting Certain Distributions.......................15
Section 2.10   Shareholder Actions...........................................15

                                   ARTICLE III
                                    TRANSFERS

Section 3.1    Transfer Restrictions.........................................16
Section 3.2    Assignment of Rights Hereunder................................16
Section 3.3    Condition.....................................................17
Section 3.4    Transferee....................................................17
Section 3.5    Tax Transfer Restrictions.....................................17

                                   ARTICLE IV
                               REGISTRATION RIGHTS

Section 4.1    Shelf Registration Statement..................................17
Section 4.2    Incidental Registrations......................................19

                                    ARTICLE V
                             REGISTRATION PROCEDURES

Section 5.1    Registration Procedures.......................................20
Section 5.2    Information Supplied..........................................23
Section 5.3    Restrictions on Disposition...................................23
Section 5.4    Indemnification...............................................24
Section 5.5    Required Reports..............................................26
Section 5.6    Selection of Counsel..........................................26
Section 5.7    Holdback Agreement............................................27
Section 5.8    No Inconsistent Agreement.....................................27

                                   ARTICLE VI
                                   STANDSTILL

Section 6.1    Acquisition of Additional Voting Securities...................27


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                                   ARTICLE VII
                                  MISCELLANEOUS
Section 7.1    Notices.......................................................29
Section 7.2    Amendments and Waivers........................................29
Section 7.3    Successors, Assigns, Transferees..............................29
Section 7.4    Further Assurances............................................30
Section 7.5    Entire Agreement..............................................30
Section 7.6    Delays or Omissions...........................................30
Section 7.7    Governing Law, Jurisdiction...................................30
Section 7.8    Severability..................................................30
Section 7.9    Effective Date................................................30
Section 7.10   Enforcement; Limitations on Certain Damages...................30
Section 7.11   Titles and Subtitles..........................................31
Section 7.12   Counterparts; Facsimile Signatures............................31


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                SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT

     THIS SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated ___________, 200_, is by and among Northwest Energy Corporation (being the Company herein), Enron Corp. (being Enron herein), ______________ (being the Common Stock Purchaser herein), ____________ (being the Class B Purchaser herein) and ____________ (being the FELINE PRIDES Purchaser herein).

                                    RECITALS

     Pursuant to the Stock Purchase Agreement by and among Enron, Enron Northwest Assets, LLC, a Delaware limited liability company, the Company and Northwest Natural Gas Company, an Oregon corporation, dated as of October __, 2001 (the "Stock Purchase Agreement"), at the Closing, the Company shall issue and deliver (i) to the Common Stock Purchaser a number of shares of Common Stock to be determined pursuant to the provisions of Section 1.5 of the Stock Purchase Agreement, (ii) to the Class B Purchaser a number of shares of Class B Common Stock to be determined pursuant to the provisions of Section 1.5 of the Stock Purchase Agreement and (iii) to the FELINE PRIDES Purchaser 4,000,000 units of the Company's FELINE PRIDES;

     The parties hereto desire to enter into certain arrangements relating to the Company, the Common Stock, the Class B Common Stock and the FELINE PRIDES to be effective as of the Closing.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     SECTION 1.1 CERTAIN DEFINED TERMS. As used herein, the following terms
     ---------------------------------
shall, unless the context shall otherwise require, have the following meanings:

     "ACQUISITION" has the meaning assigned to such term in subsection (a) of
Section 6.1.

     "ACQUISITION FINANCING" means the Debt Financing as such term is defined in the Stock Purchase Agreement.

     "ACQUISITION RESTRICTIONS" has the meaning assigned to such term in subsection (a) of Section 6.1.

     "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

     "AGREEMENT" has the meaning assigned to such term in the first paragraph hereof.


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     "APPLICABLE BOARDS" has the meaning assigned to such term in subsection (c)
of Section 2.1.

     "ARTICLES" means the Amended and Restated Articles of Incorporation of the Company, including the Certificate of Designation of the Preferred Shares, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

     "AUDIT COMMITTEE" means a committee of the Company Board that performs the functions generally required to be performed by an audit committee in accordance with the rules and regulations of the NYSE.

     "BENEFICIAL OWNER" or "BENEFICIALLY OWN" has the meaning given such term in Rule 13d-3 under the Exchange Act, as of the date hereof, and a Person's beneficial ownership of Common Stock, Class B Common Stock, FELINE PRIDES or Preferred Shares shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any security that may be acquired by such Person whether within sixty (60) days or thereafter, through the conversion, exchange or exercise of any warrants, options, rights or other securities.

     "BUSINESS COMBINATION" shall mean, with respect to the Company, Northwest or PGE, any merger, consolidation, share exchange, sale of all or substantially all of their respective assets or any other comparable transaction.

     "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York or Portland, Oregon.

     "CAPITAL STOCK" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), member interests or equivalent ownership interests in or issued by such Person, including, in the case of the Company, any and all shares of Common Stock, Class B Common Stock and Preferred Shares.

     "CHANGE OF CONTROL" means, with respect to the Company, any event (a) constituting a Business Combination, except where (i) shareholders of the Company immediately prior to such Business Combination own (in substantially the same proportion relative to each other as such shareholders owned the Capital Stock of the Company immediately prior to such consummation) (x) 50% or more of the voting stock of the surviving or resulting entity immediately after such Business Combination, and (y) 50% or more of the outstanding common stock of the surviving or resulting entity immediately after such Business Combination, (ii) the members of the Company Board immediately prior to the entering into the agreement relating to such Business Combination constitute at least a majority of the board of directors of the surviving or resulting entity immediately after such Business Combination under circumstances in which there are no agreements or arrangements in place immediately after such consummation that would result in the members of such board of directors immediately prior to the entering into the agreement relating to such Business Combination ceasing to constitute at


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least a majority of the board of directors of the surviving or resulting entity and (iii) no Person or Group is the beneficial owner of 15% or more of the total outstanding voting stock or common stock of the surviving or resulting entity or
(b) pursuant to which any Person or Group acquires beneficial ownership of 50% or more of the total outstanding Voting Securities of the Company.

     "CLAIMS" has the meaning assigned to such term in subsection (a) of Section 5.4.

     "CLASS B COMMON STOCK" means the Class B Common Stock of the Company, having the rights and designations set forth in the Articles (and any securities into which the shares of Class B Common Stock are converted or reclassified or that are issued in respect of the Class B Common Stock, pursuant to any Business Combination, recapitalization, stock dividend or other similar transaction).

     "CLASS B PURCHASER" has the meaning assigned to such term in the first paragraph hereof.

     "CLOSING" has the meaning assigned to such term in the Stock Purchase Agreement.

     "CLOSING DATE" has the meaning assigned to such term in the Stock Purchase Agreement.

     "COMMON STOCK" means the Common Stock of the Company, having the rights and designations set forth in the Articles (and any securities into which the shares of Common Stock are converted or reclassified or that are issued in respect of the Common Stock pursuant to any Business Combination, recapitalization, stock dividend or other similar transaction).

     "COMMON STOCK PURCHASER" has the meaning assigned to such term in the first paragraph hereof.

     "COMPANY" means Northwest Energy Corporation, an Oregon corporation, together with its successors and assigns.

     "COMPANY BOARD" means the Board of Directors of the Company.

     "COMPANY INDEBTEDNESS RATING" means (i) with respect to senior secured Indebtedness of the Company, a rating of Baa3 by Moody's and BB+ by Standard & Poor's, (ii) with respect to senior unsecured Indebtedness of the Company, a rating of Baa3 by Moody's and BB+ by Standard & Poor's and (iii) with respect to Feline Prides or Preferred Shares, a rating of Ba2 by Moody's and BB- by Standard & Poor's.

     "COMPANY OFFERING" has the meaning assigned to such term in the definition of Company Offering Event.

     "COMPANY OFFERING EVENT" means the provision of a written opinion to the Company by a nationally recognized investment banking firm selected by the Company to the effect that resales of Registrable Securities pursuant to the Shelf Registration Statement would materially jeopardize the success of a proposed public offering by the Company of its securities with respect to which the Company has commenced preparations prior to receiving notice from a Holder


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of a current intention to sell Registrable Securities pursuant to the Shelf
Registration Statement (a "Company Offering").

     "COMPENSATION COMMITTEE" means a committee of the Company Board that performs the functions customarily performed by compensation committees of boards of directors of corporations subject to the reporting provisions of the Exchange Act.

     "CONSENT PERIOD" means the period commencing on the date of this Agreement and ending on the earlier of the date on which Enron, its Affiliates and any Designated Transferees, as a group, own less than twenty-five percent (25%) of the Securities or the fifth anniversary of the Closing Date.

     "CONTROL" with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise and "CONTROLS," "CONTROLLING," and "CONTROLLED" have the meanings correlative to the foregoing.

     "DESIGNATED TRANSFEREE" means any one or more Persons created in connection with a monetization, securitization or other structured finance transaction by, or on behalf of, Enron or any of its Affiliates.

     "DIRECTOR" means any member of any of the Applicable Boards.

     "EFFECTIVE PERIOD" means the period commencing with the effective date of the Shelf Registration Statement and ending on the Second Disposition Date.

     "ENRON" means Enron Corp., an Oregon corporation, and its successors and assigns.

     "ENRON DESIGNEES" means any Director of PGE or Northwest and any member of the Audit Committee, in each case designated by Enron pursuant to subsection (c) of Section 2.1 of this Agreement.

     "ENRON DIRECTOR" means any Director of the Company designated by Enron pursuant to subsection (a) of Section 2.1 of this Agreement.

     "EQUITY OFFERING" means the issuance and sale of Equity Securities by the Company to a Third Party after the Closing, other than (i) upon conversion of Class B Common Stock to Common Stock, (ii) pursuant to a Purchase Contract,
(iii) pursuant to the Company's employee, officer or director stock incentive or benefit plans, (iv) as consideration for any Business Combination or (v) pursuant to a stock split, stock dividend, recapitalization or other similar transaction.

     "EQUITY SECURITIES" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.


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     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "EXECUTIVE COMMITTEE" means a committee of the Company Board that performs the functions customarily performed by executive committees of boards of directors of public corporations organized under the laws of states of the United States.

     "FELINE PRIDES" means units of securities to be issued by the Company to the FELINE PRIDES Purchaser pursuant to the Stock Purchase Agreement, with each unit consisting of (i) a Purchase Contract and (ii) either a Preferred Share having a stated liquidation value of $50 or U.S. treasury securities or certain demand promissory notes with a principal amount at maturity equal to $50.

     "FIRST DISPOSITION DATE" means the date on which Enron, its Affiliates and any Designated Transferees, as a group, own less than fifty percent (50%) of the Securities.

     "GAAP" means generally accepted accounting principles, as in effect in the United States of America from time to time applied on a consistent basis.

     "GROUP" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

     "HOLDER" means any holder of Registrable Securities.

     "INCUR" or "INCURRENCE" means to incur, create, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness.

     "INDEBTEDNESS" of any Person means, with respect to any Person, (a) all indebtedness and other obligations of such Person for the repayment of money borrowed (including without limitation reimbursement obligations with respect to drawn letters of credit), whether or not represented by acceptances, bonds, debentures, notes, or other instruments or securities, (b) all indebtedness and other obligations of such Person for the deferred payment of the purchase price of any property or assets (other than accounts payable on terms customary in the trade), (c) all capitalized lease obligations of such Person, (d) all indebtedness and other obligations, whether or not assumed by such Person, secured by any lien on any property of such Person and (e) all guaranties of payment or collection of any indebtedness of any other Person described in clauses (a) to (d), inclusive, of this definition.

     "INDEMNIFIED PARTIES" has the meaning assigned to such term in subsection
(a) of Section 5.4.

     "INSIDER BOARD" means a Subsidiary Board that is, but for any Enron Designees, composed solely of officers or employees of the Company or any Subsidiary of the Company.

     "MOODY'S" means Moody's Investors Service and any successor thereto.

     "NASD" means the National Association of Securities Dealers, Inc.


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     "NORTHWEST" means Northwest Natural Gas Company, an Oregon corporation, and its successors and assigns.

     "NYSE" means The New York Stock Exchange, Inc.

     "PERSON" means any individual, company, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, union, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

     "PGE" means Portland General Electric Company, an Oregon corporation, and its successors and assigns.

     "PREFERRED SHARES" means the cumulative preferred shares of the Company issued initially as part of the FELINE PRIDES, each having a stated liquidation amount equal to $50.00 and having the rights and designations as set forth in the Articles (and any securities into which the Preferred Shares are converted or reclassified or that are issued in respect of the Preferred Shares, pursuant to a Business Combination, recapitalizatiton, stock dividend or other similar transaction).

     "PROPORTIONAL" means, when used to determine the number of individuals that Enron is entitled to nominate to any board of directors at any particular time, the number (rounded to the nearest whole number) determined by multiplying the aggregate number of members of such board by a fraction, the numerator of which shall be the number of Enron Directors that Enron is entitled to designate to the Company Board pursuant to subsection (a) of Section 2.1 at such time and the denominator of which shall be the total number of directors constituting the entire Company Board at such time; provided, however, that, notwithstanding the foregoing, in no event shall such number be less than one (1).

     "PUBLIC OFFERING" means a distribution of securities of the Company that is required to be registered pursuant to the provisions of Section 5 of the Securities Act.

     "PUHCA" means the Public Utility Holding Company Act of 1935, as amended, or any successor thereto.

     "PURCHASE CONTRACT" means, with respect to each FELINE PRIDE, a purchase contract pursuant to which the holder of such contract shall be obligated to purchase from the Company on the fourth anniversary of the Closing Date, for an amount of cash equal to $50, the number of shares of Class B Common Stock set forth in such purchase contract.

     "QUALIFIED EQUITY OFFERING" means an Equity Offering that, together with any gross proceeds received by the Company from any other Equity Offering that has been consummated, generates aggregate gross proceeds to the Company of at least $300 million.

     "REGISTRABLE SECURITIES" means any Common Stock, FELINE PRIDES and Preferred Shares issued or to be issued by the Company (i) pursuant to the Stock Purchase Agreement, (ii) upon conversion of the Class B Common Stock issued pursuant to the Stock Purchase Agreement to Common Stock, (iii) upon conversion


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of the Class B Common Stock to be issued pursuant to a Purchase Contract to
Common Stock or (iv) in satisfaction of unpaid dividends on any Preferred Shares. As to any particular Registrable Securities, once issued, such Registrable Securities shall only cease to be Registrable Securities when (a) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the method of distribution described in such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 or (c) such securities shall have ceased to be outstanding.

     "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with Articles IV and V of this Agreement, including without limitation (i) all SEC and NYSE or other securities exchange or NASD registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE or any other securities exchange or the NASD pursuant to this Agreement and all rating agency fees, (v) the fees and disbursements of counsel for the Company and its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 5.6, (vii) any reasonable fees and disbursements of underwriters and their counsel customarily paid by the issuers or sellers of securities, transfer taxes, fees and expenses of any transfer agent or registrar, costs of insurance, and the reasonable fees and expenses of special experts retained in connection with the requested registration, but excluding underwriting discounts and selling commissions and
(viii) all expenses incurred in connection with any road shows (including the reasonable out-of-pocket expenses of the Holder of the applicable Registrable Securities).

     "REPRESENTATIVES" of a Person means the officers, employees, independent accountants, independent legal counsel and other representatives of such Person.

     "RIGHTS AGREEMENT" has the meaning assigned to such term in subsection (a) of Section 2.8.

     "RULE 144" means Rule 144 (or any successor provision) under the Securities Act.

     "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

     "SECOND DISPOSITION DATE" means the date on which Enron, its Affiliates and any Designated Transferees, as a group, own less than ten percent (10%) of the Securities.

     "SECURITIES" means the shares of the Common Stock, the Class B Common Stock, the FELINE PRIDES and the Preferred Shares issued by the Company pursuant to the Stock Purchase Agreement, including any Class B Common Stock issued pursuant to a Purchase Contract and any Common Stock issued upon conversion of any Class B Common Stock so issued. For purposes of calculating a percentage of the Securities owned by any particular Person or a percentage of the Securities


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issued in connection with the Stock Purchase Agreement, in each case pursuant to any of the provisions of this Agreement, the shares of Class B Common Stock shall be deemed to be equivalent to the shares of Common Stock and each unit of FELINE PRIDES shall be deemed to be equivalent to the minimum number of shares of Class B Common Stock issuable on the Purchase Contract Settlement Date (as such term is defined therein) in respect of such unit of FELINE PRIDES. For the purpose of making any such determination, the Preferred Shares shall be deemed to be synonymous with the FELINE PRIDES and shall not be deemed to represent separate securities or to be included in the calculation.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SECURITY HOLDERS" means Enron, the Common Stock Purchaser, the Class B Purchaser and the FELINE PRIDES Purchaser and any Transferee to whom any of the Securities have been transferred pursuant to the provisions of subsection (a) of
Section 3.1.

     "SECURITY PURCHASERS" means the Common Stock Purchaser, the Class B Purchaser and the FELINE PRIDES Purchaser.

     "SHELF REGISTRATION STATEMENT" has the meaning assigned to such term in subsection (a) of Section 4.1.

     "SIGNIFICANT ADVERSE EFFECT" has the meaning assigned to such term in subsection (f) of Section 4.2.

     "STANDARD & POOR'S" means Standard & Poor's Rating Services and any successor thereto.

     "STOCK PURCHASE AGREEMENT" has the meaning assigned to such term in the first recital to this Agreement.

     "SUBSIDIARY" of a Person means any corporation or other entity (including a limited liability company, partnership or other business entity) in which such Person, directly or indirectly, owns outstanding Capital Stock or other Voting Securities having the power, under ordinary circumstances, to elect a majority of the directors or members of the governing body of such corporation or other entity or with respect to which such Person otherwise has the power to direct the management and policies of such corporation or other entity.

     "SUBSIDIARY BOARDS" has the meaning assigned to such term in subsection (c) of Section 2.1.

     "SUBSIDIARY INDEBTEDNESS RATING" means a rating for the senior secured Indebtedness of PGE or Northwest of A3 by Moody's and BBB by Standard & Poor's.

     "SUSPENSION EVENT" means the engagement by the Company in a material transaction and that the disclosure thereof required by the filing of a registration statement or any amendment or supplement thereto under the


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Securities Act would, in the good faith reasonable judgment of the Company
Board, after consultation with its outside securities counsel, materially and adversely affect the Company.

     "SUSPENSION NOTICE" has the meaning assigned to such term in subsection (e) of Section 4.1.

     "TERMINATION DATE" means the earlier of the Second Disposition Date and the fifth anniversary of the Closing Date.

     "THIRD PARTY" has the meaning assigned to such term in subsection (b) of
Section 6.1.

     "TRANSFER" means to sell, transfer, assign or otherwise dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, Equity Securities beneficially owned by a Person.

     "TRANSFER RESTRICTIONS TERMINATION DATE" means the earliest of (i) the last day of the 30th calendar month following the Closing Date, (ii) six months following the consummation of a Qualified Equity Offering and (iii) the occurrence of a Change of Control.

     "TRANSFEREE" means any Person to whom the Common Stock Purchaser, the Class B Purchaser, the FELINE PRIDES Purchaser or any Transferee thereof Transfers any Common Stock, Class B Common Stock, Preferred Shares or FELINE PRIDES pursuant to the provisions of subsection (a) of Section 3.1.

     "VOTING SECURITIES" means, at any time, shares of any class of Equity Securities that are ordinarily entitled to vote (without regard to the occurrence of any additional event or contingency) generally in the election of Directors.

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless the context otherwise
     -----------------------------------------
requires, as used in this Agreement: (i) a term defined herein has the meaning ascribed to it herein; (ii) an accounting term not otherwise defined herein has the meaning ascribed to it in accordance with U.S. GAAP; (iii) "or" is not exclusive; (iv) "including" means "including, without limitation;" (v) words in the singular include the plural and vice versa; (vi) words applicable to one gender apply to each gender; (vii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the Annexes hereto; and (viii) the terms "Article", "Section" and "Annex" refer to the specified Article, Section or Annex of or to this Agreement.

          (b) A reference to any Person includes such Person's successors and permitted assigns.

          (c) Any reference to "days" shall mean calendar days unless "Business Days" (as defined herein) are expressly specified.


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                                   ARTICLE II
                       CORPORATE GOVERNANCE OF THE COMPANY

     SECTION 2.1 BOARD REPRESENTATION. During the period commencing on the date
     --------------------------------
hereof and ending on the Termination Date, subject to the provisions of applicable laws and regulations:

          (a) Enron shall, subject to subsection (e) of this Section 2.1, be entitled to nominate two individuals for election to the Company Board, and each party hereto that holds Voting Securities agrees to vote such Voting Securities in favor of the election of such individuals (the "Enron Directors") to the Company Board; provided, however, that from and after the First Disposition Date, Enron's entitlement under this subsection shall be reduced to the right to nominate one individual for election to the Company Board;

          (b) the Company agrees, by action of the Company Board, (i) to establish, by appointment from among the members of the Company Board, and maintain an Audit Committee and (ii) to appoint to the Audit Committee one of the Enron Directors, as designated by Enron;

          (c) the Company agrees to elect or to cause to be elected, through action of the Company Board, to the board of directors of PGE and Northwest (the "Subsidiary Boards" and, together with the Company Board, the "Applicable Boards") a number of individuals designated by Enron, who need not be directors, officers or employees of the Company or any of its Subsidiaries, that is, in the case of each Subsidiary Board, as nearly as is practicable, Proportional to the number of members of each such Subsidiary Board (together with Enron's designated member of the Audit Committee, the "Enron Designees"); provided, however, that if at any time during the duration of the Entitlement Period a Subsidiary Board consists solely of officers or employees of the Company or any of its Subsidiaries (an "Insider Board") and only for so long as such Subsidiary Board remains an Insider Board, the Company shall not be obligated pursuant to this subsection (c) to elect or cause to be elected the individuals so designated by Enron to such Subsidiary Board;

          (d) the Company agrees to permit one of the Enron Directors or, if there are no Enron Directors, one individual designated by Enron, who need not be a director, officer or employee of the Company or any of its Subsidiaries, to attend as a non-voting observer all meetings of the Executive Committee and the Compensation Committee and to transmit to such individual, at the time and in the manner sent to other members of such committees, all information and materials provided by the Company to such committee members;

          (e) the Company agrees, to the extent that the Company reasonably determines that applicable laws and regulations prohibit Enron from designating members of any Applicable Board or of the Audit Committee but permit an individual designated by Enron to attend such meetings, to permit one individual designated by Enron, who need not be a director, officer or employee of the Company or any of its Subsidiaries, to attend as a non-voting observer all meetings of each such Applicable Board and the Audit Committee; and


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          (f) the Company agrees to provide advance notice in accordance with
Section 60.034 of the Oregon Business Corporation Act and the Company's bylaws to each Enron Director with respect to each regular and special meeting of the Company Board and the Audit Committee which notice shall, in the case of each special meeting, include a reasonable summary of the subject matter of the meeting.

     SECTION 2.2 INITIAL ENRON REPRESENTATION. To the extent permitted by
     ----------------------------------------
applicable laws and regulations, each party hereto agrees to take such actions, including actions as necessary or desirable to nominate and elect individuals to the intended offices and, in the case of the Company, actions by the Company Board, as shall be necessary or desirable in order that, effective as of the opening of business on the Business Day immediately following the Closing Date:

          (a) The Company Board shall include the Enron Directors;

          (b) one of the Enron Directors shall have been elected to the class of directors having the then longest remaining term and the other shall have been elected to the class of directors having the then second longest remaining term;

          (c) the Audit Committee shall include the Enron Director required by
Section 2.1; and

          (d) each other Applicable Board shall include the Enron Designees to the extent required by subsection (c) of Section 2.1.

     SECTION 2.3 REMOVAL OF ENRON DESIGNEES. No Enron Director or Enron Designee
     --------------------------------------
shall be subject to removal, without cause, from any Applicable Board or the Audit Committee other than with the express written consent of Enron. If Enron shall determine to remove any Enron Director or Enron Designee from any Applicable Board or the Audit Committee, each party hereto agrees, upon written notice to such effect from Enron, to take all actions reasonably necessary or desirable , including the voting of outstanding Voting Securities held by such party, in order to effect such action. Following such removal of an Enron Director or Enron Designee, the parties shall comply with the other provisions of this Article II to ensure that the removed individual is replaced by another Enron Director or Enron Designee, as appropriate. Notwithstanding the foregoing, if a Subsidiary Board becomes an Insider Board, Enron shall, to the extent that there shall then be one or more Enron Designees on the Subsidiary Board, cause each of the Enron Designees to resign promptly from the Subsidiary Board, and, for so long as such Subsidiary Board remains an Insider Board, the Company shall not be obligated to replace the removed individuals with other Enron Designees.

     SECTION 2.4 VACANCIES. If a vacancy is created on any Applicable Board or
     ---------------------
the Audit Committee by virtue of the death, disability, retirement, resignation or removal of any Enron Director or Enron Designee from any Applicable Board or the Audit Committee, each party hereto shall, to the extent permitted by applicable laws and regulations, take promptly any and all actions, including the voting of outstanding Voting Securities held by such party and, in the case of the Company, actions by the Company Board, necessary or desirable to fill such vacancy with an individual designated in writing by Enron so as to give effect to the provisions of Section 2.1. Any Designated Transferee to which

Voting Securities have been Transferred also agrees, pursuant to the assumption contemplated by Section 3.2, to vote such Voting Securities in favor of any such action.

     SECTION 2.5 RESIGNATION OF ENRON DIRECTORS. Immediately following the First
     ------------------------------------------
Disposition Date, Enron shall, to the extent that there shall then be more than one Enron Director or Enron Designee on any Applicable Board, cause one of the Enron Directors or Enron Designees to resign from all of the Applicable Boards, effective as of the First Disposition Date. Immediately following the Termination Date, Enron shall cause the remaining Enron Director or Enron Designee to resign from all of the Applicable Boards. Enron agrees to take all actions reasonably necessary or desirable, including the voting of outstanding Voting Securities held by it, in order to effect such action. Any Designated Transferee to which Voting Securities have been Transferred also agrees, pursuant to the assumption contemplated by Section 3.2, to vote such Voting Securities in favor of any such action.

     SECTION 2.6 AVAILABLE FINANCIAL INFORMATION. For so long as the Company is
     -------------------------------------------
not a reporting issuer under the Exchange Act or, if having become such a reporting issuer, it shall cease to be such a reporting issuer or for so long as the Company shall fail to comply with its reporting obligations under the Exchange Act, the Company shall, to the extent that Enron or any Holder beneficially owns any of the Securities, deliver, or cause to be delivered, to Enron and each Holder:

          (a) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated and consolidating balance sheets of the Company as of the end of such fiscal year, and consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and followed promptly thereafter (to the extent not then available) by such financial statements accompanied by the audit report with respect thereto of independent public accountants of recognized national standing selected by the Company; and

          (b) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of each such period, a consolidated balance sheets of the Company as of the end of each such quarterly period, and consolidated statements of income, changes in shareholders' equity and cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

     SECTION 2.7 ACCESS.
     ------------------

          (a) During the period commencing on the date hereof and ending on the Termination Date, the Company shall afford, provide and furnish, and shall cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to afford, provide and furnish to Enron and each Designated Transferee, if any, and their Representatives:

               (i) during normal business hours and upon reasonable advance notice, reasonable access to the Representatives, properties, plants and other facilities and to all books and records of the Company and each of its Subsidiaries;

               (ii) all financial, operating and other data and information regarding the Company and its Subsidiaries as the Security Holders and their Representatives may reasonably request; and

               (iii) the opportunity to discuss the affairs, finances, operations and accounts of the Company and its Subsidiaries with the Company's officers on a periodic basis;

provided, however, that the Company shall not be required to furnish or to cause to be furnished any data or information or access to any data or information (i) regarding the gas or electric power trading or marketing operations of the Company and its Subsidiaries or (ii) to the extent that the furnishing of any other data or information or the provision of access to such data or information would violate applicable laws and regulations. Notwithstanding the foregoing, the Company shall have the right to require that Enron and the Designated Transferees coordinate their access to the Company pursuant to this Section 2.7 (including by way of example and not limitation, requiring that Representatives of Enron and all of the Designated Transferees conduct visits to the Company's premises as a group or requiring that Enron and the Designated Transferees collectively submit requests for information) to keep the burdens on the Company to a minimum.

          (b) Enron and each of the Designated Transferees, if any, agrees that:

               (i) the non-public business information furnished to it or its Representatives pursuant to subsection (a) of this Section is by its nature confidential (the "Confidential Information") and that it shall not disclose, and shall cause Representatives not to disclose, for the period commencing with the furnishing of such information until the first anniversary of the Termination Date, such Confidential Information to any Third Party without the prior written consent of the Company, except that such Person may disclose such Confidential Information (A) to Representatives and financial advisors and to entities that are potential sources of debt financing or equity for such Person (which Representatives and financial advisors shall keep such Confidential Information confidential on the same terms and conditions as are applicable to Enron or the Designated Transferee that disclosed such Confidential Information) and (B) to the extent compelled by judicial process, required by applicable Laws and Regulations or by any Governmental Authority ; and

               (ii) the term "Confidential Information" shall not, for purposes of this paragraph, include (i) information that is in the public domain, (ii) information that generally is available to the public other than as a result of a disclosure by Enron or such Designated Transferee or any of its Representatives thereof in breach of this Section or (iii) information that becomes available to such Security Holder or its Representatives on a non-confidential basis from a source other than another Security Holder or its Representatives, provided that such source is not known by any of the aforementioned parties to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Company.

     SECTION 2.8 CONSENT RIGHTS.
     --------------------------

          (a) During the Consent Period, the approval of Enron shall be necessary, in addition to any vote or consent of the Company Board or the shareholders of the Company required by law or the Articles, in order to authorize, effect or validate the following actions by the Company (and no such action shall be effectual or have any force or effect without such approval):

          (i) the authorization, creation or issuance of, or the increase in the authorized amount of, any shares of any class or series of Capital Stock or any security convertible into shares of any class or series of any Capital Stock ranking equal or prior to the Preferred Shares in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company;

          (ii) any action by the Company that would result in Enron, together with its Affiliates and any Designated Transferees, holding in excess of 4.9% of the Voting Securities or Enron, any of its Affiliates or any Designated Transferee becoming subject to regulation under PUHCA as a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "public utility company" (as such terms are defined in PUHCA);

          (iii) any of the following actions that would result in (A) a downgrade of the rating of any then existing Indebtedness of the Company or the rating assigned to the FELINE PRIDES or Preferred Shares below the applicable Company Indebtedness Rating, (B) an assignment of an initial rating below the Company Indebtedness Rating to any new Indebtedness of the Company to be Incurred in connection with any such transaction, (C) a downgrade of the rating of any then existing senior unsecured Indebtedness of PGE or Northwest below the Subsidiary Indebtedness Rating or (D) an assignment of an initial rating below the Subsidiary Indebtedness Rating to any new Indebtedness of PGE or Northwest to be Incurred in connection with any such transaction:

          A. any merger or consolidation of the Company, PGE or Northwest with or into any other Person, any acquisition of another Person by the Company, PGE or Northwest, any sale or transfer of all or a material portion of the assets of the Company, PGE or Northwest or any other Business Combination involving the Company, PGE or Northwest, whether in a single transaction or a series of related transactions;

          B. any issuance of any equity securities of any of the Company's Subsidiaries to any Third Party (other than the Company or any of its wholly owned Subsidiaries); or

          C. any spin-off, split-off, dividend or distribution by the Company or any of its Subsidiaries (other than cash dividends declared and paid with respect to the Preferred Shares, the Common Stock and the Class B Common Stock as permitted by the terms of the Company's senior Indebtedness and other than dividends and distributions declared and paid solely to the Company or a wholly owned Subsidiary of the Company);

          (iv) amend or supplement the Company's Rights Agreement (the "Rights Agreement") to delete, amend, eliminate or otherwise change, or otherwise have the effect of amending, eliminating or otherwise changing, the provisions of the Rights Agreement as in effect as of the date of this Agreement that exempt Enron, the Security Purchasers or any of their respective Affiliates from the definition of "Acquiring Person" pursuant to the terms and conditions set forth in the Rights Agreement as in effect on the date hereof, or take any action to approve, adopt or implement a rights agreement or any other agreement having a similar effect, whether upon the expiration or termination of the Rights Agreement or otherwise unless such rights agreement or other agreement exempts Enron, the Security Purchasers and their respective Affiliates from the restrictions thereof to the same extent provided in the Rights Agreement as in effect on the date hereof; or

          (v) the entering into any arrangement or contract to do any of the foregoing.

          (b) In connection with the exercise of the consent rights set forth in clause (v) of subsection (a) of this Section 2.8, the Company shall, prior to entering into or taking any of the transactions or actions specified in such clause, obtain a confirmation of the rating of any of its then existing Indebtedness and the FELINE PRIDES or the Preferred Shares or, as appropriate, an initial rating of any new Indebtedness to be Incurred as contemplated thereby from each of Moody's and Standard & Poor's.

          (c) During the period commencing on the date hereof and ending on the Termination Date, the approval of Enron shall be necessary, in addition to any vote or consent of the Company Board or the shareholders of the Company required by law or the Articles, in order to authorize, effect or validate any amendment, repeal, alteration or change to subsection A.9. of Article V of the Company's Articles in a manner that adversely affects Enron, any of its Affiliates or Associates (as defined in the Company's Articles) or any of their successors or assigns.

     SECTION 2.9 ACTIONS AFFECTING CERTAIN DISTRIBUTIONS. The Company will not,
     ---------------------------------------------------
without the prior written consent of Enron, enter into any agreement that contains provisions that restrict or limit the payment of dividends or the making of distributions by the Company on the Preferred Shares and that are more likely to prevent the Company from paying such dividends or making such distributions than those included in the Debt Financing (as such term is defined in the Stock Purchase Agreement); provided, however, that the Company may defer the payment of dividends on the Preferred Shares in accordance with the terms of the Preferred Shares as set forth in the Articles.

     SECTION 2.10 SHAREHOLDER ACTIONS.
     --------------------------------

          (a) Enron agrees that its holdings of each class of Equity Securities and those of its Affiliates will be represented at each meeting of the holders of such class of Equity Securities and Enron and its Affiliates will, to the extent that they hold Voting Securities, vote those Voting Securities in each election of Directors of the Company in favor of the slate of nominees submitted by the Company Board to the meeting of holders of Voting Securities. Any Designated Transferee to which Voting Securities have been transferred also agrees, pursuant to the assumption contemplated by Section 3.2, to take each of the actions required of Enron by the immediately preceding sentence.

          (b) Enron agrees that, subject to the provisions of Section 6.1, neither Enron nor any of its Affiliates will take any action during the period commencing on the Closing Date and ending on the Termination Date that will (i) require the Company to register as a "holding company" under the PUHCA or (ii) result in Enron or any of its Affiliates becoming a "holding company" or "affiliate" of the Company, within the meaning of PUHCA. Each Designated Transferee, if any, also agrees, in connection with the assumption contemplated by Section 3.2, not to take any action that will (i) require the Company to register as a "holding company" under the PUHCA or (ii) result in the Designated Transferee becoming subject to regulation as a "holding company" or "affiliate" of the Company, within the meaning of PUHCA.

                                   ARTICLE III
                                    TRANSFERS

     SECTION 3.1 TRANSFER RESTRICTIONS. (a) Until the Transfer Restrictions
     ---------------------------------
Termination Date, no Security Purchaser or any Transferee permitted under this subsection (a) of this Section 3.1 shall Transfer any of the Securities; provided, however, that any Security Purchaser and any Designated Transferee may:

          (i) subject to the provisions of Section 3.3, Transfer all or any portion of the Securities in any transaction not involving a Public Offering;

          (ii) Transfer any of the Securities to any Designated Transferee; and

          (iii) Transfer any of the Securities to Enron or any of its Affiliates.

          (b) At the time of any Transfer of any Securities by Enron or any of its Affiliates to a Designated Transferee, Enron shall advise the Company in writing as to the name of such Designated Transferee and, if a Person other than Enron, each Person that controls such Designated Transferee and, generically, as to the nature of the equity owners of such Designated Transferee or, if other than Enron, of such other Person or Persons.

          (c) The certificates representing the Securities shall bear an appropriate legend referencing this Agreement and the restrictions on transfer set forth in this Article III. The Company may also deliver "stop transfer" instructions to its Transfer Agent and Registrar, if any, to assure compliance with this Article III.

     SECTION 3.2 ASSIGNMENT OF RIGHTS HEREUNDER. In connection with any Transfer
     ------------------------------------------
permitted by the provisions of subsection (a) of Section 3.1, a Security Purchaser or any Transferee permitted thereunder may assign to a Transferee permitted thereunder the Security Purchaser's rights, and shall provide for the assumption by such Transferee of the Security Purchaser's obligations, under Sections 2.1, 2.2 (it being understood that the rights accorded to Enron under Sections 2.1 and 2.2 are personal to Enron and are not assignable), 2.4, 2.5, 2.6, 2.7, 2.10 and 3.1 and Articles IV, V, VI and VII. Any rights so assigned to a Transferee and any obligations so assumed by a Transferee may be further assigned to and assumed by a subsequent Transferee through compliance with this
Article III.

     SECTION 3.3 CONDITION. Prior to the consummation of a Transfer permitted by
     ---------------------
Section 3.1 and as a condition thereto, the Security Purchaser (or a subsequent Transferee) shall, if any rights are to be assigned to or obligations to be assumed by the Transferee in accordance with Section 3.2, obtain the written agreement of the Transferee to be bound by the terms and provisions of this Agreement so assigned or assumed and obtain and provide to the Company complete information for notices under this Agreement.

     SECTION 3.4 TRANSFEREE. Except as provided in this Article III or in
     ----------------------
Section 7.3, no Transferee of any Security Purchaser (or of any subsequent Transferee) shall be obligated by, or be entitled to any rights under, the provisions of this Agreement.

     SECTION 3.5 TAX TRANSFER RESTRICTIONS. As of the date hereof, each of the
     -------------------------------------
Security Purchasers and Designated Transferees, if any, severally and not jointly and as to itself only, represents and warrants to each other party hereto that it is not as of the date of this Agreement subject to any binding commitment to Transfer any portion of the Securities issued by the Company on the date hereof, which Transfer would change the ownership of the Securities for federal income tax purposes.

                                   ARTICLE IV
                              REGISTRATION RIGHTS

     SECTION 4.1 SHELF REGISTRATION STATEMENT.
     ----------------------------------------

          (a) Subject to subsections (d) and (e) of this Section 4.1 and to subsection (g) of Section 5.1, the Company shall:

          (i) at least 30 days prior to the Transfer Restrictions Termination Date, file an "evergreen" shelf registration statement on the form for which the Company is eligible pursuant to Rule 415 under the Securities Act (or any successor provisions) providing for an offering to be made on a continuous basis of the Registrable Securities (the "Shelf Registration Statement"); provided, however, that the inclusion of all or any part of the FELINE PRIDES or Preferred Stock shall be at the election of the Holder or Holders thereof.

          (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective as soon as practicable after the Transfer Restrictions Termination Date (but in any event not later than 45 days thereafter);

          (iii) use its commercially reasonable efforts to maintain the Shelf Registration Statement in effect for the Effective Period and, when necessary for that purpose, to amend the Shelf Registration Statement or to supplement the prospectus included therein, all as required by the Securities Act or as reasonably requested by the Holders of (or any underwriter for) more than 10% of the Common Stock (including any Common Stock issuable upon conversion of Class B Common Stock) or 10% of the FELINE PRIDES and Preferred Shares covered by the Shelf Registration Statement;

          (iv) furnish to the Holders copies of any supplement or amendment to the Shelf Registration Statement prior to the filing of such supplement or amendment with the SEC or the use thereof; and

          (v) pay all Registration Expenses in connection with the Shelf Registration Statement.

          (b) The Shelf Registration Statement shall not include any securities other than the Registrable Securities.

          (c) If at any time prior to the Registration Rights Termination Date the Shelf Registration Statement ceases to be effective, then the Company shall promptly file and use its commercially reasonable efforts to cause to become effective a new "evergreen" shelf registration statement providing for an offering to be made on a continuous basis of the Registrable Securities, which registration statement shall also be referred to herein as the Shelf Registration Statement.

          (d) If the Company shall at any time furnish to the Holders a certificate signed by its chairman of the board, chief executive officer or president stating that a Suspension Event has occurred, the Company may postpone the filing (but not the preparation) of the Shelf Registration Statement for up to 60 days; provided, however, that the Company shall not be permitted to postpone the filing of the Shelf Registration Statement pursuant to this subsection (d) more than once. The Company shall promptly give the Holders written notice of any postponement made in accordance with the preceding sentence.

          (e) If the Company shall at any time furnish to the Holders a certificate signed by its chairman of the board, chief executive officer or president (a "Suspension Notice") stating that a Suspension Event or a Company Offering Event has occurred, the Holders may not effect any such resales until

          (i) in the case of a Suspension Event, the earliest to occur of (A) two Business Days following the public announcement by the Company of the related transaction, (B) the abandonment by the Company of negotiations regarding the related transaction (upon which the Company shall promptly notify the Holders in writing) and (C) 90 days after the delivery of such Suspension Notice; or

          (ii) in the case of a Company Offering Event, the earliest to occur of
(A) 30 days after the completion of the related Company Offering, (B) after the abandonment of the related Company Offering (upon which the Company shall promptly notify the Holders in writing) and (C) 90 days after the delivery of such Suspension Notice.

          The Company shall be entitled to serve only one Suspension Notice within any period of 365 consecutive days.

          (f) The methods of distribution of the Registrable Securities specified in the Shelf Registration Statement shall include an offering "at market," a firm underwriting and a "best efforts" underwriting. Prior to the Shelf Registration Statement becoming effective, the Holders of the Registrable Securities included in the Shelf Registration Statement shall enter into an agreement with the Company in form and substance substantially similar to the form thereof attached hereto as Annex A (containing, among others, provisions requiring advance notice by a Holder to the Company with respect to any sale of Registrable Securities and provisions relating to the distribution of the Registrable Securities in an "at market" offering).

          (g) At the election of any Holder or group of Holders, in each case, holding in excess of 10% of the aggregate amount of Securities (including any Common Stock issuable upon conversion of the Class B Common Stock) included in the Shelf Registration Statement, any resale pursuant to the Shelf Registration Statement may involve an underwritten offering, and, in such case, the underwriter(s) for such registration shall be selected by the Holders making such election; provided, however, that such underwriter(s) shall be reasonably satisfactory to the Company. The Company agrees to amend or supplement the Shelf Registration Statement or any prospectus included therein as necessary to disclose the method of distribution in accordance with the Securities Act.

     SECTION 4.2 INCIDENTAL REGISTRATIONS.
     -------------------------------------

          (a) If, at any time after the Transfer Restrictions Termination Date, the Company proposes to register Equity Securities for offering, sale and delivery under the Securities Act (other than a registration on Form S-4 or S-8 for a purpose specified by either such Form as of the date hereof and a registration on any successor or other forms promulgated for such specified purposes and other than a registration statement relating to any dividend reinvestment or direct stock purchase plan), whether or not for sale for its own account, in a manner that would permit registration of Common Stock for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Common Stock, Class B Common Stock and FELINE PRIDES of its intention to do so and of such Holders' rights under this Agreement.

          (b) Upon the written request of any such Holder made within thirty
(30) days after the receipt of any such notice, the Company will use commercially reasonable efforts to effect the registration under the Securities Act under such registration statement of all shares of Common Stock that then constitute Registrable Securities or are issuable on conversion of shares of Class B Common Stock that then constitute Registrable Securities and that the Company has been so requested to register by the Holders thereof. The foregoing obligation in this subsection (b) is subject to the conditions that (i) if, prior to the effective date of such registration statement, the Company shall cease its efforts to register the initially proposed offering, sale and delivery of Equity Securities, the Company may, at its election, give written notice of such action to each Holder and, thereupon, shall be relieved of its obligation hereunder to register any shares of Common Stock in connection with such registration (but not from its obligation to pay the Registration Expenses theretofore incurred) and (ii) if such registration involves an underwritten offering, all Holders requesting inclusion of Common Stock in the registration statement must offer, sell and deliver such Common Stock through the underwriters selected for such offering on the same terms and conditions as apply to the Company or the other sellers of the Equity Securities, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

          (c) If an offering to be registered pursuant to this Section 4.2 involves a firm underwriting, any Holder requesting inclusion of shares of Common Stock in such offering and registration statement may elect in writing prior to the effective date of the registration statement to delete all or any part of such shares of Common Stock from such offering and such registration statement.

          (d) Nothing in this Section 4.2 shall operate to limit the right of any Holder to request the registration of Common Stock issuable upon conversion, exchange or exercise of securities, including Class B Common Stock, held by such Holder notwithstanding the fact that at the time of request such Holder does not hold the Common Stock underlying such securities. The registrations provided for in this Section 4.2 are in addition to, and not in lieu of, registrations made in accordance with Section 4.1.

          (e) The Company will pay all Registration Expenses in connection with each registration requested pursuant to this Section 4.2.

          (f) If a registration pursuant to this Section 4.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration would be likely to have a significant adverse effect on the price, timing or distribution of the other securities to be offered in such offering (a "Significant Adverse Effect") then the Company shall include in such registration, (a) first, 100% of the securities the Company proposes to sell and, (b) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having a Significant Adverse Effect, the amount of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative amount of Registrable Securities that constitute Common Stock requested to be included by such Holder in such registration statement (provided, that any such amount thereby allocated to any such Holder that exceeds such Holder's request shall be reallocated among the remaining requesting Holders and any other requesting holders in like manner).

                                   ARTICLE V
                             REGISTRATION PROCEDURES

     SECTION 5.1 REGISTRATION PROCEDURES. In connection with the Company's
     -----------------------------------
obligations hereunder to cause the registration of the Registrable Securities under the Securities Act, the Company shall, when required under the provisions of Article IV, as expeditiously as possible:

          (a) prepare and file with the SEC the registration statement and the prospectus to be used in connection therewith, including all financial statements required thereby, all exhibits thereto and all other documents and instruments required under the Securities Act with respect to the method of distribution of the securities to be registered thereby;

          (b) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to cause such registration to become effective under the Securities Act, to maintain the effectiveness of such registration statement in accordance with the provisions of this Agreement and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders set forth in such registration statement or any amendment or supplement thereto;

          (c) before filing the registration statement or any amendments or supplements thereto, furnish, on a timely basis so as to permit review thereof, to any counsel selected pursuant to Section 5.6 hereof copies of all documents proposed to be filed;

          (d) furnish to each Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other related documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

          (e) use commercially reasonable efforts to register or qualify the Registrable Securities in such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the distribution in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (e), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (f) use commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental authorities as may be necessary to enable the Holder or Holders thereof to consummate the distribution of the Registrable Securities;

          (g) immediately notify each Holder and each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company becoming aware that the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, prepare and file with the SEC an amendment to the registration statement or a supplement to the prospectus so that such prospectus shall not thereafter include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and furnish as promptly as practicable to such Holder a reasonable number of copies of the prospectus as so amended or supplemented; provided, however, that, in the case of the Shelf Registration Statement, the Company may defer the delivery of such amended or supplemental prospectus in accordance with subsection (e) of Section
4.1 by delivery to each Holder of a Suspension Notice.

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen (18) months) after the effective date of the registration statement and the date of each subsequent final prospectus supplement to the prospectus contained in the registration statement, if any, an earnings statement which shall satisfy the provisions of
Section 11(a) of the Securities Act;

          (i) use its commercially reasonable efforts to list all Registrable Securities on the NYSE or any other national securities exchange on which Registrable Securities of the same class are then listed and, if no such Registrable Securities are so listed, on the NYSE or any national securities exchange on which the Common Stock is then listed;

          (j) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 5.4 hereof, and take such other actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the distribution of such Registrable Securities;

          (k) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holders of such Registrable Securities shall reasonably request;

          (l) make available for inspection by any Holder, by any underwriter participating in any distribution to be effected pursuant to the registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

          (m) notify counsel (selected pursuant to Section 5.6 hereof) for the Holders and the managing underwriter or agent, as applicable, immediately, and confirm the notice in writing, (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, (iv) of the issuance by the SEC or any other governmental agency or authority of any stop order suspending the effectiveness of the registration statement, any order preventing or suspending the use of any preliminary prospectus or any order suspending the qualification of the securities for offering or sale in any jurisdiction, or (v) of the institution or threat by the SEC or any other governmental agency or authority of any proceedings for any of such purposes;

          (n) use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (o) in the case of an underwritten offering and if requested by the managing underwriter or agent or any Holder, promptly incorporate in a prospectus supplement or post-effective amendment to the registration statement such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of any underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

          (p) cooperate with the Holders and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, such certificates to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

          (q) use its best efforts to obtain for delivery to the Holders and to the managing underwriter or agent, if any, any opinion or opinions from counsel for the Company reasonably requested by any Holder and in customary form and in form, substance and scope reasonably satisfactory to such Holders, the managing underwriter or agent and their counsel;

          (r) cooperate with each Holder and each underwriter or agent, if any, participating in the distribution of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NYSE or any other securities exchange or the NASD; and

          (s) use its best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities.

     SECTION 5.2 INFORMATION SUPPLIED. The Company may require each Holder, the
     --------------------------------
Registrable Securities of which are being included in a registration statement as required hereby, to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities and reasonably necessary in order to ensure compliance with applicable securities laws as the Company may from time to time reasonably request in writing.

     SECTION 5.3 RESTRICTIONS ON DISPOSITION. Each Holder agrees that, upon
     ---------------------------------------
receipt of any notice from the Company of the happening of any event of the kind described in subsection (g) of Section 5.1, such Holder will forthwith discontinue distribution of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (g) of Section

5.1, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     SECTION 5.4 INDEMNIFICATION. (a) In the event of any registration of any
     ---------------------------
securities of the Company under the Securities Act pursuant to Article IV, the Company shall, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the Holder of any Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors, officers, employees and stockholders or members or general and limited partners (and any director, officer, Affiliate, employee, stockholder and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable attorney's fees and reasonable expenses of investigation) ("Expenses")to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such Claims or Expenses arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such Claim or Expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in the preparation thereof; and provided, further, that, with respect to any such Claim and Expenses that arise out of or are based on an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subparagraph shall not inure to the benefit of any Indemnified Party from whom the person asserting such Claim and Expenses purchased the Securities concerned to the extent that any such Claim and Expenses result from the fact that a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities as required by the Securities Act if the untrue statement or alleged untrue statement in or omission or alleged omission has been corrected in the final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any Holder.

          (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 4.1 or Section 4.2 herein, that it shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any underwriter acting for such Holder to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this

Section 5.4) the Company and all other prospective sellers or underwriters, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or underwriter specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller. In no event shall the liability of any Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.4, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under Section 5.4, except to the extent that the Company is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment (after consultation with legal counsel) a conflict of interest between such Indemnified Party and the Company may exist in respect of such action or proceeding, the Company shall be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by the Company and reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that, if the Company declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within a 30-day period, or if a court of competent jurisdiction determines that the Company is not vigorously defending such action or proceeding, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Company shall pay the reasonable fees and disbursements of such counsel or other representative as incurred. The Company shall not settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party. No Indemnified Party shall settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the Company (such consent not to be unreasonably withheld).

          (d) If the indemnification provided for in this Section 5.4 from the Company is unavailable to an Indemnified Party hereunder in respect of any Claim or Expenses referred to herein, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or Expenses in such proportion as is appropriate to reflect the relative fault of the Company and Indemnified Party in connection with the actions that resulted in such Claim or Expenses, as well as any other relevant equitable considerations, including relevant benefits. The relative fault of the Company and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this subsection (d) as a result of the Claim and Expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

          (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to subsection (d) of this Section 5.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) of this
Section 5.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f) Indemnification similar to that specified in this Section 5.4 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any law or with any governmental authority other than as required by the Securities Act.

          (g) The obligations of the parties under this Section 5.4 shall be in addition to any liability which any party may otherwise have to any other party.

     SECTION 5.5 REQUIRED REPORTS. The Company covenants that it will file the
     ----------------------------
reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act but within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 5.6 SELECTION OF COUNSEL. In connection with any registration of
     --------------------------------
Registrable Securities pursuant to Article IV hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities.

     SECTION 5.7 HOLDBACK AGREEMENT. If any registration under Section 4.2
     ------------------------------
hereof or any sale of securities in connection with a registration under Section
4.1 hereof shall be in connection with an underwritten public offering, each Holder that beneficially owns Common Stock or Class B Common Stock representing at least 2% of the outstanding shares of Common Stock and Class B Common Stock, taken as a whole, agrees not to effect any public offering, sale or delivery, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Securities of the Company (in each case, other than as part of such underwritten public offering), within seven (7) days before, or ninety (90) days (or such lesser period as the managing underwriters may permit) after, the effective date of any such registration pursuant to Section 4.2 or the closing of any sale of securities in connection with a registration under Section 4.1 (except as part of any such registration or sale), and the Company hereby also so agrees and agrees to cause each other holder of any equity security of the Company purchased from the Company (at any time other than in a public offering) to so agree.

     SECTION 5.8 NO INCONSISTENT AGREEMENT. The Company represents and warrants
     -------------------------------------
that it will not enter into, or cause or permit any of its Subsidiaries to enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Holders in this Agreement.

                                   ARTICLE VI
                                   STANDSTILL

     SECTION 6.1 ACQUISITION OF ADDITIONAL VOTING SECURITIES.
     -------------------------------------------------------

          (a) Subject to subsection (b) of this Section 6.1, during the period commencing on the date hereof and ending on the Termination Date, Enron hereby agrees that it shall not, and that it shall cause each of its Affiliates not to (and each Designated Transferee also agrees, pursuant to the assumption contemplated by Section 3.2, not to), without the prior approval of the Company Board (excluding, for purposes of such approval, the Enron Directors), (i) acquire, offer or propose to acquire or agree to acquire (whether by purchase, tender or exchange offer, through an acquisition of control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other Group, or otherwise), the beneficial ownership of any Voting Securities of the Company in excess of Voting Securities delivered at Closing (or any warrants, options or other rights to purchase or acquire, or any securities convertible into, or exchangeable for, any Voting Securities of the Company); (ii) make any public announcement with respect to, or submit any proposal for, any merger, consolidation, sale of substantial assets (other than sales made in the ordinary course of business of Enron or its Subsidiaries) or other business combination or extraordinary transaction involving the Company;
(iii) except in connection with the election of the Enron Directors and Enron Designees, make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Voting Securities of the Company or seek to advise or influence any Person (other than any Enron Affiliate or Designated Transferee) with respect to the voting of any Voting Securities of the Company; (iv) otherwise act, either alone or in concert with others, to seek control of the Company Board or (v) publicly disclose any intention, proposal, plan or arrangement with respect to any of the foregoing (collectively, the "Acquisition Restrictions"). The Acquisition Restrictions contained in clause (i) above shall not apply to any acquisition (each, an "Acquisition") of beneficial ownership of any additional Voting Securities of the Company: (x) which is by way of stock dividends, stock reclassifications or other distributions or offerings made available on a pro rata basis to holders of Equity Securities of the Company generally, (y) that involves Equity Securities acquired from the Company in accordance with the provisions of the Stock Purchase Agreement or upon conversion of any Class B Common Stock (including any Class B Common Stock issued pursuant to a Purchase Contract) issued pursuant to the Stock Purchase Agreement, except that in no event shall Enron, its Affiliates and any Designated Transferee, together, acquire or hold direct ownership of more than 4.9% of the outstanding Voting Securities of the Company or (z) from an Affiliate of Enron. Nothing contained in this Section 6.1 shall be construed to limit or restrict any action taken in good faith by the Enron Directors or Designees in their capacities as directors of the Company Board or any other Applicable Board or by Enron or its Affiliates pursuant to Article II.

          (b) The foregoing Acquisition Restrictions will not apply if:

          (i) a third party that is not an Affiliate of Enron or a Designated Transferee (a "Third Party", which term shall include any Group, other than a Group that includes Enron, any of its Affiliates or any Designated Transferee as a member) commences or publicly announces its intention to commence a bona fide tender or exchange offer for more than 15% of the outstanding Voting Securities of the Company and the Company Board does not recommend against the tender or exchange offer within 10 Business Days after the commencement thereof (which, in the case of an exchange offer, shall be deemed to be the effective date of the registration statement relating to the securities offered in such exchange offer or, if permitted under the Exchange Act, such earlier date selected by the offeror for commencement of the exchange offer) or such longer period as shall then be permitted under SEC rules;

          (ii) a Third Party acquires beneficial ownership of 15% or more of the Company's outstanding Voting Securities;

          (iii) a Third Party makes a bona fide proposal to acquire assets of the Company that the Company Board is actively negotiating and the consummation of which would require approval of the shareholders of the Company pursuant to the Oregon Business Corporation Act;

          (iv) a Third Party makes a bona fide proposal to enter into any acquisition or other business combination transaction with the Company that the Company Board is actively negotiating;

          (v) the Company enters into (or publicly announces its intention to do so) a definitive agreement, or an agreement contemplating a definitive agreement, for any of the foregoing transactions described in clauses (i) to
(iv) above;

          (vi) to any Transfer of Equity Securities between or among Enron, its Affiliates and any Designated Transferee or Transferees; or

          (vii) the Company is in material breach of its obligations under this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

     SECTION 7.1 NOTICES. All notices required or permitted hereunder shall be
     -------------------
in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or, if not, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

          (a) to the Company at its address specified in Section 10.3 of the Stock Purchase Agreement;

          (b) to Enron at the address specified in Section 10.3 of the Stock Purchase Agreement;

          (c) to the Common Stock Purchaser, the Class B Purchaser or the FELINE PRIDES Purchaser at the address set forth under the name of each such party on the signature page hereto;

          (d) to any Transferee at the address provided pursuant to subsection
Section 3.3;

          (e) to any other Holder (if other than pursuant to clause (b), (c) or (d) above), to the address of such Holder as shown in the stock record books of the Company; or

          (f) to such other address for any party as it may specify by like notice.

     SECTION 7.2 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no
     ----------------------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by each party hereto; provided that, notwithstanding the foregoing, no such approval shall be required of any Transferee that is made a party hereto pursuant to Section 3.3 unless such modification, amendment or waiver affects such Transferee. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     SECTION 7.3 SUCCESSORS, ASSIGNS, TRANSFEREES. This Agreement shall bind the
     --------------------------------------------
parties hereto and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement may not be assigned without the prior written consent of each other party, except that Enron may assign its rights and obligations hereunder to any Affiliate or Affiliates.

     SECTION 7.4 FURTHER ASSURANCES. At any time or from time to time after the
     ------------------------------
date hereof, the parties agree to cooperate with each other and, at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

     SECTION 7.5 ENTIRE AGREEMENT. Except as otherwise expressly set forth
     ----------------------------
herein, the Stock Purchase Agreement and any other agreement executed in connection with the transactions contemplated under the Stock Purchase Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

     SECTION 7.6 DELAYS OR OMISSIONS. No delay or omission to exercise any
     -------------------------------
right, power or remedy accruing to any party upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach, default or noncompliance or of any subsequent breach, default or noncompliance. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to any party, shall be cumulative and not alternative.

     SECTION 7.7 GOVERNING LAW, JURISDICTION. This Agreement shall be governed
     ---------------------------------------
in all respects by the laws of the State of New York, except, in the case of the Company and with respect to Section 2.1, to the extent that the Oregon Business Corporation Act is applicable.

     SECTION 7.8 SEVERABILITY. In case any provision of this Agreement shall be
     ------------------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7.9 EFFECTIVE DATE. This Agreement shall become effective
     --------------------------
immediately upon the Closing.

     SECTION 7.10 ENFORCEMENT; LIMITATIONS ON CERTAIN DAMAGES. Each party hereto
     --------------------------------------------------------
acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Notwithstanding anything herein to the contrary, in connection with any claim by a party hereto against another party hereto, the claiming party shall not be entitled to recover any punitive, consequential, special, incidental or indirect damages (including any exemplary damages, treble damages, penalties, or loss of profits or income), whether based on statute, in tort, contract or otherwise, regardless of whether such damages may be available under applicable law or otherwise, and whether or not arising from a party's sole, joint or concurrent negligence, strict liability or other fault, the parties hereto hereby waiving their right, if any, to recover such damages in connection with any claims hereunder.

     SECTION 7.11 TITLES AND SUBTITLES. The titles of the sections and
     ---------------------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     SECTION 7.12 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be
     -----------------------------------------------
executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

     IN WITNESS WHEREOF, the parties hereto have executed this Securityholders and Registration Rights Agreement as of the date set forth in the first paragraph hereof.

                                        ENRON CORP.


                                        By:____________________________________
                                           Name:
                                           Title:


                                        [COMMON STOCK PURCHASER]


                                        By:____________________________________
                                           Name:
                                           Title:


                                           Address: ___________________________


                                                    ___________________________


                                        [CLASS B PURCHASER]


                                        By:____________________________________
                                           Name:
                                           Title:


                                           Address: ____________________________


                                                    ___________________________


                                        [FELINE PRIDES PURCHASER]


                                        By:____________________________________
                                           Name:
                                           Title:


                                           Address: ___________________________


                                                    ___________________________

                                        NORTHWEST ENERGY CORPORATION


                                        By:____________________________________
                                           Name:
                                           Title: